                                                                     Exhibit 4.1




                           FOREST OIL CORPORATION
                            STOCK INCENTIVE PLAN

           AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 22, 1996

                                I.  PURPOSE

        The purpose of the FOREST OIL CORPORATION STOCK INCENTIVE PLAN (the "Plan") is to provide a means through which FOREST OIL CORPORATION, a New York corporation (the "Company"), and its subsidiaries may attract able persons to serve as directors or enter the employ of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, the Plan provides for granting Director Stock Awards to the nonemployee directors of the Company and for granting Options, Restricted Stock Awards, or any combination of the foregoing to employees.

        The Plan as set forth herein constitutes an amendment and restatement, effective as of March 22, 1996, of the Forest Oil Corporation 1992 Stock Option Plan, as previously adopted by the Company, and shall supersede and replace in its entirety such previously adopted plan.

                              II.  DEFINITIONS

        The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

        (a) "AWARD" means, individually or collectively, any Director Stock Award, Option, or Restricted Stock Award.

        (b)     "BOARD" means the Board of Directors of the Company.

        (c) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

        (d) "COMMITTEE" means not less than two members of the Board who are selected by the Board as provided in Paragraph IV(a).

        (e) "COMMON STOCK" means the common stock, par value $.10 per share, of the Company.

        (f)     "COMPANY" means Forest Oil Corporation.

        (g) "CORPORATE CHANGE" means an event defined as a "Corporate Change" under Paragraph X(c).

        (h) "DIRECTOR" means an individual elected to the Board by the shareholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

        (i) "DIRECTOR STOCK AWARD" means an Award granted under Paragraph IX of the Plan to a Nonemployee Director.

        (j) An "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

        (k) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

        (l) "HOLDER" means an employee who has been granted an Option or Restricted Stock Award or a Nonemployee Director who has been granted a Director Stock Award.

        (m) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

        (n) "NONEMPLOYEE DIRECTOR" means a Director who is not an employee.

        (o) "OPTION" means an Award granted under Paragraph VII of the Plan to an employee.

        (p) "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

        (q) "PLAN" means the Forest Oil Corporation Stock Incentive Plan, as amended from time to time.

        (r) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

        (s) "RESTRICTED STOCK AWARD" means an Award granted under Paragraph VIII of the Plan to an employee.

        (t) "RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

        (u) "TRADING DAY" means a day during which trading in securities generally occurs on the principal national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Market System of NASDAQ or, if the Common Stock is not quoted thereon, on the principal other market on which the Common Stock is then traded.

                III.  EFFECTIVE DATE AND DURATION OF THE PLAN

        The Plan originally became effective on March 6, 1992. This amendment and restatement of the Plan shall become effective upon the date of its adoption by the Board, provided this amendment and restatement of the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, in any Option Agreement or in any Restricted Stock Agreement, no Option granted on or after the effective date of this amendment and restatement of the Plan shall be exercisable and no Restricted Stock Award or Director Stock Award shall be made prior to such shareholder approval. No further Awards may be granted under the Plan after March 5, 2002. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

                             IV.  ADMINISTRATION

        (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee which shall be (i) appointed by the Board, (ii) constituted so as to permit the Plan to comply with Rule 16b-3, and (iii) constituted solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder. No member of the Committee shall be eligible to receive an Award (other than a Director Stock Award) under the Plan and no person who has received an Award (other than a Director Stock Award) in the preceding year shall be eligible to serve on the Committee.

        (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees shall receive an Option and/or Restricted Stock Award, the time or times when such Award shall be made, and the number of shares to be subject to each Option or Restricted Stock Award. In making such determinations the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

        (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive. The provisions of this Paragraph IV with respect to decisions made by, and authority of, the Committee shall be subject to the controlling provisions of Paragraph IX.

               V.  GRANT OF AWARDS; SHARES SUBJECT TO THE PLAN

        (a) STOCK GRANT AND AWARD LIMITS. Director Stock Awards shall be awarded only to Nonemployee Directors as provided in Paragraph IX, and, except as expressly authorized by Paragraph IX, no grant of an Award will be made to a Nonemployee Director. The Committee may from time to time grant

Options and/or Restricted Stock Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Paragraph VI. Subject to Paragraph X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not, on the date of the grant of any Award, exceed an amount equal to 10% of the sum of the number of then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock then issuable pursuant to the exercise, conversion, or exchange of outstanding rights, warrants, convertible or exchangeable securities or options (other than Options granted under the Plan). The shares of Common Stock in the Company's treasury shall not be deemed to be outstanding for purposes of calculating such limitation. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award to the extent permitted under Rule 16b-3. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options and/or Restricted Stock Awards granted to any one individual during any calendar year beginning on or after January 1, 1996, may not exceed 250,000 (subject to adjustment in the same manner as provided in Paragraph X hereof with respect to shares of Common Stock subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under
Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced.

        (b) STOCK OFFERED. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

                              VI.  ELIGIBILITY

        Options and Restricted Stock Awards may be granted only to persons who, at the time of grant, are employees. An Award to an employee may be granted on more than one occasion, and, subject to the limitations set forth in the Plan, such Award may include an Option, a Restricted Stock Award, or any combination thereof. Director Stock Awards shall be awarded only to Nonemployee Directors, and Options and Restricted Stock Awards may not be granted to any Nonemployee Director.

                             VII.  STOCK OPTIONS

        (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

        (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

        (c) NO INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not constitute incentive stock options within the meaning of Section 422 of the Code.

        (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market

Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures whereby the Holder, by a properly executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm, and
(iii) the delivery of the option price from sale or margin loan proceeds from the brokerage firm directly to the Company. The terms and conditions of the respective Option Agreements need not be identical.

        (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph X, such purchase price shall not be less than 85% of the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. In connection with the grant of an Option by the Committee to an employee, the Company, in its discretion, may grant bonuses in cash to such employee on the date of exercise of such Option in order to facilitate the payment of the purchase price of such Option.

        (f) SHAREHOLDER RIGHTS AND PRIVILEGES. The Holder shall be entitled to all the privileges and rights of a shareholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

        (g) OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

                       VIII.  RESTRICTED STOCK AWARDS

        (a)     RESTRICTED STOCK SUBJECT TO TRANSFER AND FORFEITURE
RESTRICTIONS.

                (i) Except as described in Subparagraph (b) below, shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions") and further to such other restrictions as shall be determined by the Committee in its sole discretion. The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (1) the attainment of targets established by the Committee that are based on (A) the price of a share of Common Stock, (B) the Company's earnings per share, (C) the Company's market share, (D) the market share of a business unit of the Company designated by the Committee, (E) the Company's sales,
    (F) the sales of a business unit of the Company designated by the Committee, or (G) the return on stockholders' equity achieved by the Company; (2) the Holder's continued employment with the Company for a specified period of time; or (3) a combination of any two or more of the factors listed in clauses (1) and (2) of this sentence or upon the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Subparagraph VIII(a)(ii) or Paragraph X.

                (ii) Common Stock awarded pursuant to a Restricted Stock Award that includes Forfeiture Restrictions shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to such a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (1) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (2) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (3) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (4) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

        (b) RESTRICTED STOCK SUBJECT ONLY TO TRANSFER RESTRICTIONS. In the discretion of the Committee, shares of Common Stock that are the subject of a Restricted Stock Award may be subject to restrictions on disposition by the Holder without any obligation of the Holder to forfeit and surrender the shares to the Company under any circumstances. Common Stock awarded pursuant to such a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to such a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the transfer restrictions described in the following sentence shall apply, (ii) the Holder shall not be entitled to delivery of the stock certificate until such transfer restrictions have expired, and (iii) the Company shall retain custody of the stock until such transfer restrictions have expired. For a period of time (which period shall be established by the Committee) after the effective date of the grant of such a Restricted Stock Award or, if earlier, until the occurrence of any event or the satisfaction of any condition specified by the Committee, the shares of Common Stock issued in connection with such Award may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Holder; provided, however, that such restriction shall not apply to the transfer of such shares of Common
Stock pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the same transfer restrictions applicable to the original shares of Common Stock, and shall be held by the Company pursuant to the provisions hereof. Upon the expiration of such period or, if earlier, upon the occurrence of such event or the satisfaction of such condition so specified by the Committee, the transfer restrictions set forth in this Subparagraph VIII(b) shall cease to apply and the Company shall deliver the Common Stock certificate to the Holder.

        (c) PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

        (d) AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters not inconsistent herewith as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                          IX. DIRECTOR STOCK AWARDS

        (a) DIRECTOR STOCK AWARDS. On the date of each annual meeting of the shareholders of the Company that occurs on or after the date this amendment and restatement of the Plan is adopted by the Board, the Company shall, without cost to the recipient and without the exercise of the discretion of any person or persons, award and issue to each Nonemployee Director then in office or elected to the Board on the date of such meeting that number of shares of Common Stock (rounded up to the nearest whole share) determined by dividing (i) one-half of the annual retainer fee, if any, payable by the Company to such Nonemployee Director for the year during which such meeting occurs by (ii) the average of the Fair Market Values of a share of Common Stock on the 20 consecutive Trading Days immediately preceding the date that is three Trading Days prior to the date of such meeting. On the last day of each March, June, September, and December (beginning with June 30,
1996), the Company shall, without cost to the recipient and without the exercise of the discretion of any person or persons, award and issue to each Nonemployee Director serving on the Executive Committee of the Board on such date that number of shares of Common Stock (rounded up to the nearest whole share) determined by dividing (1) one-eighth of the annual fee, if any, payable by the Company to such Nonemployee Director for service on such committee for the year during which such date occurs by (2) the average of the fair market values of a share of Common Stock on the 20 consecutive trading days immediately preceding the date that is three Trading Days prior to such date. If, as of any date that the Plan is in effect, there are not sufficient shares of Common Stock available under the Plan to allow for the award to each Nonemployee Director of the number of shares provided in the preceding provisions of this Subparagraph IX(a), each Nonemployee Director shall receive his or her pro-rata share of the total number of shares of Common Stock then available under the Plan. Shares of Common Stock issued pursuant to a Director Stock Award shall be subject to the restrictions on transfer described in Subparagraph (b) below, and such shares shall bear a legend to reflect such transfer restrictions.

        (b) DELIVERY OF SHARE CERTIFICATE; TRANSFER RESTRICTIONS. Common Stock awarded pursuant to a Director Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to a Director Stock Award, to vote Common Stock subject thereto, and to enjoy all other shareholder rights, except that (i) the transfer restrictions described in the following sentence shall apply, (ii) the Holder shall not be entitled to delivery of the stock certificate until such transfer restrictions have expired, and (iii) the Company shall retain custody of the stock until such transfer restrictions have expired. For a period of 24 months after the effective date of a Director Stock Award or, if earlier, until the occurrence of a Corporate Change or the termination of the Holder's service as a Director for any reason whatsoever, the shares of Common Stock issued in connection with such Award may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the Holder; provided, however, that such restriction shall not apply to the transfer of such shares of Common Stock pursuant to a plan of reorganization of the Company, but the stock, securities or other property received in exchange therefor shall also become subject to the same transfer restrictions applicable to the original shares of Common Stock, and shall be held by the Company pursuant to the provisions hereof. Upon the expiration of such 24 month period or, if earlier, upon the occurrence of a Corporate Change or the termination of the Holder's service as a Director for any reason whatsoever, the transfer restrictions set forth in this Subparagraph IX(b) shall cease to apply and the Company shall deliver the Common Stock certificate to the Holder.

        (c) NO DISCRETION. Except as expressly provided in this Paragraph IX, Director Stock Awards shall be subject to the terms and conditions of the Plan; provided, however, that if there is a conflict between the terms and conditions of this Paragraph IX and any other term or condition of the Plan, then the terms and conditions of this Paragraph IX shall control. The Committee may not exercise any discretion with respect to a Director Stock Award that would be inconsistent with the intent expressed in Paragraph XII(f) or would cause a Nonemployee Director to cease to be a "disinterested director" within the meaning of Rule 16b-3 with respect to the Plan and other stock related plans of the Company.

                    X. RECAPITALIZATION OR REORGANIZATION

        (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

        (b) The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

        (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) thirty days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Holder, shall effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Options held by any individual Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

        (d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i),
(ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to shareholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

        (e) In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Restricted Stock Award, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

        (f) Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

        (g) Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

        (h) Plan provisions to the contrary notwithstanding, with respect to any Restricted Stock Awards described in Subparagraph VIII(a) that are outstanding at the time a Corporate Change as described in Subparagraph (c) above occurs, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Holder pursuant to such Restricted Stock Award and then outstanding and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder.

                  XI. AMENDMENT AND TERMINATION OF THE PLAN

        The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the shareholders, amend the Plan:

        (a) to increase the maximum number of shares of Common Stock which may be issued on exercise of Options or pursuant to Director Stock Awards or Restricted Stock Awards, except as provided in Paragraph X;

        (b)   to change the minimum Option price;

        (c) to change the class of individuals eligible to receive Awards or materially increase the benefits accruing to individuals under the Plan;

        (d) to extend the maximum period during which Awards may be granted under the Plan;

        (e) to modify materially the requirements as to eligibility for participation in the Plan;

        (f)   to change the provisions of Paragraph IX; or

        (g) to decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3.

                   XII.  MISCELLANEOUS

        (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee any right to be granted an Option, a right to a Restricted Stock Award, or any other rights hereunder except as may be evidenced by an Option Agreement or a Restricted Stock Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

        (b) NO EMPLOYMENT RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment at any time.

        (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

        (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, Nonemployee Director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

        (e) RESTRICTIONS ON TRANSFER. Except to the extent otherwise provided herein, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. An Award shall be exercisable during the lifetime of a Holder only by such Holder or the Holder's guardian or legal representative.

        (f) RULE 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

        (g) GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of New York.